                                                                 Exhibit 23.4

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of "A Markets" of US Unwired, Inc. and Subsidiary (and all references to our Firm) included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN LLP


New Orleans, Louisiana
January 7, 2000